Exhibit 99.1

ABBREVIATED FINANCIAL STATEMENTS

Wireless Infrastructure Backhaul Business
Six-Month Periods Ended June 30, 2016 and 2015 (unaudited) and Year Ended December 31, 2015
With Report of Independent Certified Public Accountants

Exhibit 99.1

Wireless Infrastructure Backhaul Business

Abbreviated Financial Statements

Six-Month Periods Ended June 30, 2016 and 2015 (unaudited)
and Year Ended December 31, 2015

Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors of MaxLinear, Inc.

We have audited the accompanying abbreviated financial statements of the wireless infrastructure backhaul business (the “Business”), which comprise the statement of assets acquired and liabilities assumed as of December 31, 2015, and the statement of net revenues and direct costs and operating expenses for the year then ended, and the related notes to the abbreviated financial statements.

Management's responsibility for the abbreviated financial statements
Management is responsible for the preparation and fair presentation of these abbreviated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility
Our responsibility is to express an opinion on these abbreviated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the statement of assets acquired and liabilities assumed of the wireless infrastructure backhaul business as of December 31, 2015, and the statement of net revenues and direct costs and operating expenses for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis of accounting
As described in Note 2, the accompanying abbreviated financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in an amendment to a Form 8-K to be filed by MaxLinear, Inc. and are not intended to be a complete presentation of assets, liabilities, revenues and expenses of the wireless infrastructure backhaul business. Our opinion is not modified with respect to this matter.

/s/ Grant Thornton, LLP
Irvine, California
September 12, 2016

Wireless Infrastructure Backhaul Business
Statements of Assets Acquired and Liabilities Assumed
(in thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets acquired
Inventories, net	$3,410	$1,896
Property and equipment, net	490	928
Total assets acquired	3,900	2,824
Liabilities assumed
Accrued expenses	2,897	3,591
Accrued compensation	2,202	—
Total liabilities assumed	5,099	3,591
Net liabilities assumed	$(1,199)	$(767)

The accompanying notes are an integral part of these abbreviated financial statements.

Wireless Infrastructure Backhaul Business
Statements of Net Revenues and Direct Costs and Operating Expenses
(in thousands)

	Six-Month Period Ended		Year Ended
	June 30, 2016	June 30, 2015	December 31, 2015
	(Unaudited)

Net revenues	$7,737	$15,026	$29,688

Direct costs and operating expenses
Cost of goods sold	3,975	6,018	10,852
Research and development	11,182	14,621	29,534
Selling expense	1,528	1,548	2,928
Total direct costs and operating expenses	16,685	22,187	43,314
Net revenues less direct costs and operating expenses	$(8,948)	$(7,161)	$(13,626)

The accompanying notes are an integral part of these abbreviated financial statements.

Wireless Infrastructure Backhaul Business Notes to Abbreviated Financial Statements Six-Month Periods Ended June 30, 2016 and 2015 (unaudited) and Year Ended December 31, 2015

1. Organization

The wireless infrastructure backhaul business (the "Business”), was a component of a division of Broadcom Corporation, a California Corporation (“Broadcom”), as of December 31, 2015. On February 1, 2016, Broadcom was purchased by Avago Technologies Limited, a limited company organized under the laws of the Republic of Singapore (“Avago”); refer to Notes 7 and 8 for further detail. The Business designs, develops, markets and supports semiconductor solutions for wired and wireless communications.

On July 1, 2016, MaxLinear, Inc. (the "Acquirer” or “MaxLinear”) consummated the transaction contemplated by the asset purchase agreement (the "APA”) dated as of May 9, 2016 between Broadcom and the Acquirer, under which the Acquirer purchased certain assets and assumed certain liabilities of the Business for aggregate cash consideration of $80.0 million. The assets acquired include, among other things, digital baseband, radio frequency (“RF”), and analog/mixed signal patents and other intellectual property, in-production and next-generation digital baseband and RF transceiver integrated circuit and reference platform designs, a workforce-in-place, and other intangible assets, as well as tangible assets that include but are not limited to production masks and other production related assets, inventory, and other property and equipment. The liabilities assumed include, among other things, product warranty obligations, liabilities related to technologies acquired, and a payable to Broadcom as reimbursement of costs to terminate employees of the Business, some of whom were hired by the Acquirer upon the closing of the acquisition. The acquired assets and assumed liabilities, together with the rehired employees, represent a business as defined in ASC Topic 805, Business Combinations. Hereinafter, the assets acquired, liabilities assumed and related business sold under the APA are referred to as the “wireless infrastructure backhaul business” or the Business.

2. Significant Accounting Policies Description of the Business and Basis of Presentation

The accompanying abbreviated financial statements of the wireless infrastructure backhaul business were prepared for the purpose of providing the Acquirer historical information to comply with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X for inclusion in an amendment to the Form 8-K filed by the Acquirer on July 1, 2016. These statements are derived from the wireless infrastructure backhaul business’s historical accounting records, which are in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The abbreviated financial statements of the wireless infrastructure backhaul business are not intended to be a complete presentation of the financial statements of the Business and are not necessarily indicative of the financial position and results of operations that would have been achieved if the Business had operated as a separate, stand-alone business.

The Statements of Net Revenues and Direct Costs and Operating Expenses reflect only those revenues and costs and expenses directly attributable to the wireless infrastructure backhaul business. Throughout the year ended December 31, 2015 and through the period ended February 1, 2016, the wireless infrastructure backhaul business was owned and controlled by Broadcom. For the period from February 1, 2016 through June 30, 2016, the wireless infrastructure backhaul business was owned and controlled by Avago. The direct costs and operating expenses of the wireless infrastructure backhaul business presented in these abbreviated financial statements include cost of goods sold related to the wireless infrastructure backhaul business’ sales, research and development and selling expenses incurred by Broadcom and Avago during periods that they controlled the Business that are directly attributed to products included in the wireless infrastructure backhaul business. Corporate overhead, including items such as human resources, legal services, central engineering, information technology, accounting, compliance, finance, tax and treasury functions that are managed by Broadcom and Avago have not been allocated to the wireless infrastructure backhaul business in these abbreviated financial statements. Accordingly, the Statements of Net Revenues and Direct Costs and Operating Expenses omit gross margin, which cannot be determined as certain overhead and expenses have not been allocated to the wireless infrastructure backhaul business in these abbreviated financial statements. Additionally, foreign currency translation gains and losses, interest expense and income taxes have also been excluded from the abbreviated financial statements. The preparation of statements of stockholder’s equity and statements of cash flows was not practicable because of the integration of the wireless infrastructure backhaul business into the total operations of Broadcom and Avago prior to the divestiture of the Business.

The accompanying unaudited statements of assets acquired and liabilities assumed as of June 30, 2016 and the unaudited statements of net revenues and direct costs and operating expenses for the six-month periods ended June 30, 2016 and 2015 of the wireless infrastructure backhaul business have been prepared in accordance with U.S. GAAP for interim financial information and the instructions to Article 10 of Regulation S-X. In the opinion of management, the interim unaudited abbreviated financial statements contain all adjustments, including normal recurring accruals necessary for a fair presentation as

Wireless Infrastructure Backhaul Business Notes to Abbreviated Financial Statements Six-Month Periods Ended June 30, 2016 and 2015 (unaudited) and Year Ended December 31, 2015 described in the preceding paragraph. The abbreviated financial statements do not reflect the optional application of push down accounting to reflect any acquisition accounting adjustments recorded by Avago related to its acquisition of Broadcom on February 1, 2016. The net revenues less direct costs and operating expenses presented in the accompanying financial statements are not necessarily indicative of the operating results that may be expected in any future periods.

Use of Estimates
Preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Inventories
Inventories consist of raw materials, work in process and finished goods and are stated at the lower of cost (first-in, first-out) or market. The wireless infrastructure backhaul business writes down the carrying value of its inventories to net realizable value for estimated obsolescence or unmarketable inventory in an amount equal to the difference between the cost of inventory and its estimated realizable value based upon assumptions about future demand and market conditions, among other factors. During the six months ended June 30, 2016, the Business revised its methodology of estimating its reserve for excess and obsolete inventory to conform with Avago's methodology of reviewing 12 months forecasted sales rather six months used by Broadcom. The effect of the change in estimate for the six months ended June 30, 2016 was to reduce the reserve for excess and obsolete inventory by approximately $0.6 million, which increased net revenues less direct costs and operating expenses of the Business by $0.6 million.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, ranging from three to five years for equipment, three years for software, and over the lease term of approximately 1.5 years for asset retirement costs associated with an obligation to restore a leased facility to its pre-lease condition (Note 7).

Warranty
The products of the wireless infrastructure backhaul business typically carry one to two year warranties. The wireless infrastructure backhaul business establishes accruals for estimated product warranty costs at the time revenue is recognized based upon its historical warranty experience, and additionally for any specific known product warranty issues. If actual costs differ from our initial estimates, the Business records the differences in the period they are identified. Actual claims are charged against the warranty accrual. Pursuant to the APA, warranty obligations assumed by MaxLinear for products of the wireless infrastructure backhaul business sold prior to the acquisition date of July 1, 2016 are limited to approximately $0.5 million.

Liabilities for Technologies Acquired — Office of Chief Scientist Liability
The wireless infrastructure backhaul business is obligated to repay the Office of Chief Scientist (“OCS”) of the Government of Israel for certain technology development costs that were co-funded by the OCS program of the Government of Israel. The OCS liability amount of $2.4 million at June 30, 2016 represents the outstanding royalty balance to the Government of Israel as reported by the OCS. Payments to the Government of Israel are made semiannually based on royalties on sales of products containing the technology developed using the funds provided by the OCS at a royalty rate of 4.5%.

MaxLinear has agreed to reimburse Broadcom a maximum of $2.4 million, less any aggregate royalties paid by MaxLinear, if any, to the OCS in connection with the OCS program, or to reimburse Broadcom for aggregate payments made by Broadcom to the OCS in connection with Broadcom settling all outstanding OCS balances related to the wireless infrastructure backhaul business. Broadcom has agreed to pursue release of Broadcom and the wireless infrastructure backhaul business from the OCS program by December 31, 2016, which date may be extended by up to two additional 90-day periods with prior written consent of MaxLinear. If Broadcom fails to obtain such release, MaxLinear shall be relieved from the obligation to reimburse Broadcom; however, management believes that Broadcom will be successful in obtaining the release from the OCS by December 31, 2016 and will pay the OCS the outstanding OCS liability.
Revenue Recognition
The wireless infrastructure backhaul business derives revenue principally from sales of integrated circuit products and recognizes product revenue when all of the following criteria are met: (i) persuasive evidence of an arrangement exists,

Wireless Infrastructure Backhaul Business Notes to Abbreviated Financial Statements Six-Month Periods Ended June 30, 2016 and 2015 (unaudited) and Year Ended December 31, 2015

(ii) delivery has occurred, (iii) the price to the customer is fixed or determinable, and (iv) collection of the resulting receivable is reasonably assured. These criteria are usually met at the time of product shipment. The wireless infrastructure backhaul business does not recognize revenue when any future performance obligations remain.

A portion of the product sales of the Business is made through distributors under agreements allowing for pricing credits and/or rights of return. These pricing credits and/or right of return provisions prevents the Business from being able to reasonably estimate the final price of the inventory to be sold and the amount of inventory that could be returned pursuant to these agreements. As a result, the fixed and determinable revenue recognition criterion has not been met at the time the Business delivers products to our distributors. Accordingly, product revenue from sales made through these distributors is not recognized until the distributors ship the product to their customers.

The wireless infrastructure backhaul business licenses or otherwise provide rights to use portions of intellectual property of the Business, which includes certain patent rights essential to and/or utilized in the manufacture and sale of certain wireless products. Licensees typically pay a license fee in one or more installments and ongoing royalties based on their sales of products incorporating or using licensed intellectual property of the Business. License fees are recognized over the estimated period of benefit to the licensee or the term specified. The Business recognizes licensing revenue when all of the following criteria are met: (i) persuasive evidence of an arrangement exist, (ii) delivery has occurred, (iii) the price to be paid by the purchaser is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured. These criteria are usually met at the time of patent transfer. We recognize royalty revenues based on royalties reported by licensees and when other revenue recognition criteria are met, which is generally a quarter in arrears from the period earned.

The wireless infrastructure backhaul business records reductions of revenue for estimated pricing adjustments, such as competitive pricing programs and rebates, in the same period that the related revenue is recorded. The amounts of these reductions are based on specific criteria included in rebate agreements, and other factors known at the time. The Business accrues potential rebates at the time of sale and does not apply a breakage factor. The accrual for unclaimed rebate amounts is reversed when specific rebate programs contractually end and when the Business believes unclaimed rebates are no longer subject to payment and will not be paid.
Cost of Goods Sold
Cost of goods sold consists primarily of costs associated with purchasing finished silicon wafers manufactured by independent foundries, purchasing of assembly, test and quality assurance services and packaging materials for semiconductor products, as well as royalties paid to vendors for use of their technology. Also included in cost of goods sold is manufacturing overhead, including costs of personnel and equipment associated with manufacturing support, product warranty costs and provisions for excess and obsolete inventories.

Research and Development Expense
Research and development costs are charged to operations when incurred and are included in direct costs and operating expenses. Research and development costs consist of the cost of personnel, depreciation, material, and related costs to develop and launch new products.

Selling Expenses
Selling expenses are charged to operations when incurred and are included in direct costs and operating expenses. Selling expenses consist of the cost of personnel, including salaries, wages, commissions and other related costs.

Foreign Currency Translation
The activities of the Business are accounted for in their respective local currencies. The assets and liabilities in these operations are translated to U.S. dollars at the period-end exchange rates. Revenue and direct cost and operating expense accounts are translated to U.S. dollars using the average exchange rates prevailing during the period.

Wireless Infrastructure Backhaul Business Notes to Abbreviated Financial Statements Six-Month Periods Ended June 30, 2016 and 2015 (unaudited) and Year Ended December 31, 2015

3. Inventories

Inventories are summarized as follows (in thousands):

	June 30, 2016	December 31, 2015
	(Unaudited)
Raw materials	$356	$358
Work in process	619	39
Finished goods	2,435	1,499
	$3,410	$1,896

4. Property and Equipment

Property and equipment are summarized as follows (in thousands):

	June 30, 2016	December 31, 2015
	(Unaudited)
Equipment	$3,600	$4,042
Computer software	30	30
Asset retirement costs – facility lease	54	54
	3,684	4,126
Accumulated depreciation	(3,194)	(3,198)
	$490	$928
Depreciation expense for the six months ended June 30, 2016 was $0.4 million (unaudited). Depreciation expense for the year ended December 31, 2015 was $0.7 million.

5. Accrued Expenses and Accrued Compensation

Accrued Expenses
Accrued expenses are summarized as follows (in thousands):

	June 30, 2016	December 31, 2015
	(Unaudited)
OCS liability (Note 2)	$2,377	$3,060
Accrued warranty	466	477
Asset retirement obligation (Note 7)	54	54
	$2,897	$3,591

Accrued Compensation
Accrued compensation of $2.2 million as of June 30, 2016 consists of employee severance obligations, or costs to terminate employees of the Business, some of whom were hired by MaxLinear upon the closing of the acquisition. These were paid by Broadcom subsequent to the closing date of the acquisition.

6. Employee Benefit Plans

The wireless infrastructure backhaul business has defined contribution pension and other benefit plans which are required under local laws in Israel. The wireless infrastructure backhaul business contributes a total of approximately 20% of employees' salary for severance, pension and disability insurance in Israel. The Company's total contributions for these benefit plans was $0.8 million (unaudited) and $1.5 million (audited) for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively.

7. Commitment and Contingencies

The Business has been and may continue to be subject to claims that arise from time to time in the ordinary course of

Wireless Infrastructure Backhaul Business Notes to Abbreviated Financial Statements Six-Month Periods Ended June 30, 2016 and 2015 (unaudited) and Year Ended December 31, 2015 business, including those involving product liability, intellectual property, commercial, employment, and antitrust matters. In August 2016, a complaint was filed against Broadcom and MaxLinear in connection with MaxLinear's acquisition of certain assets (Note 8).

The Business leases a facility located in Herzliya Pituach, Israel pursuant to a non-cancelable operating lease agreement expiring in December 2017. The lease end date is December 31, 2017 with the option to extend the lease period an additional six months. The Business records rent expense on a straight-line basis based on the lease terms. Rent expense for the six months ended June 30, 2016 was $0.6 million (unaudited). Rent expense for the year ended December 31, 2015 was $0.8 million. Future minimum lease payments pursuant to the lease agreement are $1.0 million and $0.9 million for years ending December 31, 2016 and 2017, respectively. The lease contains an obligation to return the facility to its pre-lease condition, which is estimated to be approximately $0.05 million (unaudited) and $0.05 million at June 30, 2016 and December 31, 2015, respectively. This asset retirement obligation and corresponding asset has been included in the accompanying statements of assets acquired and liabilities assumed.
MaxLinear is not responsible for any obligations of the wireless infrastructure backhaul business incurred by Broadcom prior to July 1, 2016, other than the assumed liabilities which include, among other things, warranty obligations up to a maximum of approximately $0.5 million for products sold prior to closing of the acquisition, a payable to Broadcom as reimbursement of costs to terminate employees of the wireless infrastructure backhaul business, and liabilities for technologies acquired or related to matters disclosed herein. The liabilities assumed are based on management's estimates. Actual amounts paid or to be paid could differ from these estimates.

8. Subsequent Events

On February 1, 2016, pursuant to the Agreement and Plan of Merger by and among Avago and Broadcom, Avago acquired all of the outstanding shares of stock of Broadcom. As a result, Broadcom, including its wireless infrastructure backhaul business became wholly owned by Avago.

On July 1, 2016, MaxLinear consummated transactions contemplated by the APA under which MaxLinear acquired certain assets and assumed certain liabilities of the Business for aggregate cash consideration of $80.0 million (Note 1).

On August 2, 2016, Trango Systems, Inc., or Trango, filed a complaint in the Superior Court of California, County of San Diego, Central Division (Case No. 37-2016-00026197-CU-BC-CTL) against Broadcom and MaxLinear alleging fraud, negligent misrepresentation, breach of contract, intentional interference with economic relations, negligent interference with economic relations, intentional interference with prospective economic relations, negligent interference with prospective economic relations, unlawful and unfair business acts and practices, and aiding and abetting.  The case relates to a chipset MaxLinear acquired in connection with MaxLinear's recent acquisition of certain assets from Broadcom.  The case was only recently filed and is in the preliminary stages.  The plaintiff seeks general and special damages, pre-judgment interest, expenses and costs, statutory penalties, attorney’s fees, punitive damages, and injunctive relief.

The wireless infrastructure backhaul business has evaluated subsequent events through September 12, 2016, the date these abbreviated financial statements were available to be issued.

Supplemental Schedule
Selected Cash Flow Information
(unaudited)

Supplemental Schedule
Selected Cash Flow Information
(unaudited)
(in thousands)

The preparation of statements of stockholder’s equity and statements of cash flows was not practicable because of the integration of the wireless infrastructure backhaul business into the total operations of Broadcom and Avago prior to the divestiture of the Business. The following selected cash flow information has been prepared from cash flows related solely to cash flows used in or provided by changes in the specific assets and liabilities comprising the wireless infrastructure backhaul business.

	Six-Month Period Ended		Year Ended
	June 30, 2016	June 30, 2015	December 31, 2015

Net revenues less direct costs and operating expenses	$(8,948)	$(7,161)	$(13,626)
Change in inventories	(1,514)	12	(730)
Change in accrued expenses	1,508	(700)	(854)
Purchases of property and equipment	(88)	(30)	(61)